Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

Under the Aventine Renewable Holdings, Inc.
2003 Stock Incentive Plan

     Unless defined in this Restricted Stock Award Agreement (the “Award Agreement”), capitalized terms will have the same meanings ascribed to them in the Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”).

     Pursuant to Article 7 of the Plan, you (or “Participant”) have been granted an Award of Restricted Stock (the “Restricted Shares”) on the following terms and subject to the provisions of the Plan, which are incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Participant:	[______________]

Total Number of Restricted Shares
Granted:	________ Shares

Grant Date: Vesting Schedule:

____________ __, 2007

20% of the Restricted Shares will vest on each of the first five anniversaries of the Grant Date, subject to your being an active employee of the Company on each such vesting date; provided that in the event of, and upon, a Sale of the Company, this Award shall vest in full and be free of restrictions; and provided further that in the event of, and upon, a termination of your employment by the Company other than for Cause, including any termination as a result of death or Disability, this Award shall vest in full and be free of restrictions. Upon any termination of service other than set forth above, at the time of such termination, you will forfeit all of your then Restricted Shares without any consideration due to you.

Governing Law:	This Award Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without application of conflict of law principles thereof.

     By your signature, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and agree that this Award is granted under and governed by the terms and conditions of the Plan. In addition, you acknowledge that you are subject to the Company’s senior executive stock ownership policy, as such policy may be amended from time to time.

PARTICIPANT	AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:

Title:

Date:	Date:

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